Exhibit 23.1

JACK SHAMA, CPA, MA

1498 East 32nd Street

Brooklyn, NY 11234

347-481-0537

To Whom It May Concern:

Jack Shama, CPA MA consents to the inclusion of its audit report on the financial statements of Limitless Projects Inc. for the fiscal period ended January 31, 2021 in the company’s Registration Statement on Form S-1 and the filing of this consent as an exhibit to the Registration Statement.

I also consent to the reference to me under the heading “Experts” in this Registration Statement.

Yours truly,

/s/ Jack Shama

Jack Shama, CPA, MA

March 8, 2021